EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of United Mobile Homes, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anna T. Chew, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. S 1350, as adopted pursuant to S 906 of the Sarbanes-Oxley Act of 2002, that:

              (1) The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

              (2)   The financial information contained in the Report fairly
              presents,   in  all material respects, the financial condition
              and result of operations of the Company.



	/s/  Anna T. Chew


	Anna T. Chew
	Chief Financial Officer
	August 2, 2002